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                                                                   EXHIBIT 3.181

                           YANKEETOWN DOCK CORPORATION
                                    (Indiana)

                                   B Y - L A W S

                                     OFFICES

         1. The principal office of the Corporation shall be located at Indianapolis in the State of Indiana.

         2. The Corporation may also have offices at such other places, either within or without the State of Indiana, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                      SEAL

         3. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             SHAREHOLDERS' MEETINGS

         4. Annual Meetings. The annual meeting of shareholders for the election of directors shall be held at the principal office of the Corporation, or at such other place, within or without the State of Indiana, as may be designated in the notice of meeting. Such annual meeting shall be held on the third Monday of September in each year unless that day be a legal holiday, in which case it shall be held on the next succeeding business day. If the election of directors is not held on the designated date, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be, at a special meeting of shareholders called for that purpose.

              Written notice of such annual meeting shall be given to each shareholder entitled to vote thereat, by mailing such notice to him, at least ten days prior to the meeting, addressed to such shareholder as his address shall appear on the stock books of the Corporation.

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         5.   Special Meetings. Special meetings of shareholders may be held, for any purpose, at any time or place designated in the notice of meeting, whenever called by the president or vice-president, by the board of directors, by the secretary or by shareholders owning not less than one-quarter of the total number of shares of stock entitled to vote at such meeting.

              Written notice of such special meeting shall be given to each shareholder entitled to vote thereat, by mailing such notice to him, at least five days prior to the meeting, addressed to such shareholder as his address shall appear on the stock books of the Corporation.

         6. The right to vote at any meeting of shareholders, in person or by proxy, and the quorum required thereat, shall be in accordance with, and all meetings in general shall be regulated by, the provisions and requirements of the Indiana General Corporation Act.

                                    DIRECTORS

         7. The number of directors which shall constitute the whole board shall be seven.

         8. The directors may hold their meetings and keep the books of the Corporation at any office of the Corporation, or at such other places as they may from time to time determine.

         9. Regular meetings of the Board of Directors shall be held quarter-annually, in the months of January, April, July and October, upon the day and at the place designated in the notice of meeting, for the transaction of all business which may properly come before the meeting.

              Written notice of the time and place of holding such Regular Meeting shall be given to each director in the manner provided by Section 40 of these by-laws.

         10. Special meetings of the Board of Directors may be held, for any purpose, which need not be designated in the notice of meeting, at any time or place designated in the notice of meeting, whenever called by the President or a Vice President, or by the Board of Directors or by the Secretary.

              Written notice of such Special Meeting shall be given to each director in the manner provided for by Section 40 of these by-laws.

         11. If the office of any director becomes vacant by reason of death, resignation, increase in number of directors, disqualification, removal from office or otherwise, a majority of

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the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office for the unexpired term with respect to which such vacancy occurred, or until the next election of directors, subject, however, to any provision which may be contained in any agreement between shareholders on the subject of filling any such vacancy.

         12. The property and business of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders, under any provision of the Indiana General Corporation Act or of the certificate of incorporation or the by-laws.

         13. Directors shall not receive any salary, fee or other compensation for their services nor for attending meetings of the Board but shall be reimbursed for travelling expenses incurred in attending meetings of the Board.

                             MEETINGS OF THE BOARD

         14. The first meeting of each annually elected Board of Directors shall be held at such time and place, either within or without the State of Indiana, as shall be fixed by a notice of meeting given by the Secretary to each director in writing five days prior to the date of such meeting; or such meeting may be held at such time and place as shall be fixed by consent in writing of all of the directors.

         15. Regular meetings of the Board may be held at such time and place, either within or without the State of Indiana as shall be determined by the board. The secretary shall give to each director five days' notice in writing or three days' notice by telegraph of the time and place of such meeting.

         16. The secretary shall call a special meeting of the board whenever requested by the president or two directors, and shall give to each director five days' notice in writing or three days' notice by telegraph of the time and place of such meeting.

         17. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these by-laws.

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                                    OFFICERS

         18. The officers of the Corporation shall be elected by the directors and shall be a president, one or more vice-presidents, a secretary and a treasurer. The board of directors may also appoint such other officers and agents as may be deemed necessary. The president shall be chosen from among the directors. Other officers need not be directors. So far as permitted by law any two or more offices except the office of president may be filled by the same person. All officers shall hold office until their successors are chosen and qualify.

         19. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the whole board of directors.

         20. If any office becomes vacant for any reason, the vacancy may be filled by the board of directors.

         21. Subject to these by-laws, each officer shall have in addition to the duties and power specifically set forth herein such powers and duties as are commonly incident to his office and such duties and powers as the board of directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the board of directors. The president may secure the fidelity of any and all officers by bond or otherwise.

                                  THE PRESIDENT

         22. The president shall be the chief executive officer of the Corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the board are carried out; subject, however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the president, to any other officer or officers of the Corporation.

         23. The president or any vice-president shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation, and when authorized by the board he or any vice-president may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the secretary, the treasurer, or an assistant treasurer or an assistant secretary. He or any vice-president shall sign certificates of stocks.

         24. The president shall be ex-officio a member of all standing committees.

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                                 VICE-PRESIDENTS

         25. In the absence or disability of the president, the vice-presidents in the order of their seniority shall perform the duties and exercise the powers of the president. They shall perform, such other duties as the board of directors or the president shall prescribe.

                                  THE SECRETARY

         26. The secretary shall attend all meetings of the board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice, of all meetings of the shareholders and all meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors. He shall keep in safe custody the seal of the Corporation, and when authorized by the board shall affix the same to any instrument requiring it, and when so affixed the seal shall be attested by his signature or by the signature of an assistant secretary.

         27. In the absence or disability of the secretary, the assistant secretaries in order of their seniority shall perform the duties and exercise the powers of the secretary. They shall perform, such other duties as the board of directors or the president shall prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

         28. The treasurer shall perform his duties and exercise his powers under direction and supervision of the president.

         29. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

         30. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. He shall keep and maintain the Corporation's books of account and shall render to the president and directors an account of all of his transactions as treasurer and of the financial condition of the Corporation and exhibit his books, records and accounts to the president or directors at any time. He shall perform such other duties as may be directed by the board of directors or by the president.

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         31.  If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         32. In the absence or disability of the treasurer, the assistant treasurers in the order of their seniority shall perform the duties and exercise the powers of the treasurer. They shall perform such other duties as the board of directors or the president shall prescribe.

                              CERTIFICATES OF STOCK

         33. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice-president and the secretary or an assistant secretary, or the treasurer or an assistant treasurer.

                                TRANSFER OF STOCK

         34. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                             REGISTERED STOCKHOLDERS

         35. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

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                                LOST CERTIFICATE

         36. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed.

                                     CHECKS

         37. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         38. The fiscal year of the Corporation shall be the twelve month period ending on June 30th in each year, provided, that the first fiscal year shall be the period comencing on the date of incorporation and ending on June 30th, 1953.

                                    DIVIDENDS

         39. Subject to the provisions, if any, of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting, pursuant to law.

                                     NOTICES

         40. Whenever under the provisions of these by-laws notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director or shareholder at such address as appears on the books of the Corporation, or, in default of other address, to such director or shareholder at the General Post Office in the City of Indianapolis, Indiana, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         41. Any notice required to be given under these by-laws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein.

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                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         42. Each director and officer shall be indemnified by the Corporation against expenses reasonably incurred by him (including, but not limited to, counsel fees and settlements out of court in amounts approved by the board of directors, but not including any case where in the opinion of counsel for the Corporation the directors and officers affected are liable) in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Corporation (whether or not he continues to be a director or officer at the time of incurring such expenses), except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable or to have been derelict in the performance of his duty as such director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                               EXECUTIVE COMMITTEE

         43.  No executive committee shall be appointed.

                                   AMENDMENTS

         44. These by-laws have been adopted by the shareholders. The board of directors shall have no power to alter, amend or repeal these by-laws or any provision thereof. As provided in the articles of incorporation, these by-laws may be altered, amended or repealed only by the affirmative vote of the holders of at least 80% of all of the shares of the capital stock of the corporation then outstanding and entitled to vote.